UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): November 12, 2004

HYPERTENSION DIAGNOSTICS, INC
(Exact name of Registrant as specified in its charter)

Minnesota	0-24635	41-1618036
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

	2915 Waters Road, Suite 108 Eagan, Minnesota	55121
	(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 651-687-9999

TABLE OF CONTENTS
SIGNATURE
EXHIBITS

Sections 1 through 7 and section 9 are not applicable and therefore omitted.

Item 8.01 Other Events and Regulation FD Disclosure.

On November 8, 2004, Hypertension Diagnostics, Inc. (“HDI”) agreed to extend the exercise date of warrants to purchase shares of its common stock, $0.01 par value per share (“Common Stock”), and Series A Preferred Stock, $0.01 par value per share, granted in connection with HDI’s offering, which closed on February 9, 2004 (the “February Offering”). The warrants, which would have expired on November 9, 2004 (the “November 9 Warrants”), were extended to expire on March 15, 2005. In addition, for those holders who exercise with respect to at least fifty percent (50%) of the shares underlying their November 9 Warrants, HDI has agreed to extend the exercise date of such November 9 Warrants for an additional period, expiring July 31, 2005.

SIGNATURE

  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

HYPERTENSION DIAGNOSTICS, INC.

	By	/s/ Mark N. Schwartz
Its Chairman of the Board and Chief Executive Officer
Dated: November 12, 2004